Lithia Motors Schedules Release of Second Quarter 2013 Results

MEDFORD, OR -- (Marketwired - July 09, 2013) - Lithia Motors, Inc. (NYSE: LAD) today announced that its second quarter 2013 earnings will be released before the market opens on Wednesday, July 24, 2013. A conference call to discuss the earnings results is scheduled for the same day at 10:00 a.m. Eastern Time.

How to Participate
The conference call may be accessed by telephone at (877) 407-8029. To listen live on our website or for replay, visit www.lithiainvestorrelations.com and click on webcasts. A playback of the conference call will be available on July 24, 2013 through August 8, 2013 by calling 877-660-6853 (Conference ID: 417561).

About Lithia
Lithia Motors, Inc. is the ninth largest automotive retailer in the United States. Lithia sells 27 brands of new and all brands of used vehicles at 91 stores, which are located in 11 states. Lithia also arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations.

Sites
www.lithia.com
www.lithiainvestorrelations.com
www.lithiacareers.com
www.assuredservice.com

Lithia Motors on Facebook
http://www.facebook.com/LithiaMotors

Lithia Motors on Twitter
http://twitter.com/lithiamotors

Contact:
John North
VP Finance and Controller
(541) 618-5748